UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2008 (August 6, 2008)

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

380 Madison Avenue
New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 588-4000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2008, Investment Technology Group, Inc. (the “Company”) and Robert C. Gasser, the Company’s President and Chief Executive Officer, entered into an Amended and Restated Employment Agreement (the “2008 Agreement”).  The 2008 Agreement amends and restates Mr. Gasser’s existing 2006 Employment Agreement (the “2006 Agreement”), the terms of which were disclosed on the 8-K the Company filed with the Securities and Exchange Commission on September 20, 2006 and the DEF 14A the Company filed with the Securities and Exchange Commission on March 27, 2008.  The 2008 Agreement modifies the 2006 Agreement to (i) reflect certain enhancements to the severance payments and benefits to which Mr. Gasser may become entitled following a change in control of the Company in exchange for Mr. Gasser’s agreement to give up his right to severance benefits if he resigns for any reason or no reason during the seventh month following a change in control, (ii) cause the terms of the 2006 Agreement to comply with the applicable requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder and (iii) make certain other desired changes.  The material changes to the 2006 Agreement, as reflected in the 2008 Agreement, are described below.

1.             The 2008 Agreement provides that Mr. Gasser’s annual performance bonus for 2008 will be based on the Company’s attainment of performance objectives established by the Compensation Committee of the Company’s Board of Directors (the “Committee”) pursuant to the terms of the Company’s Amended and Restated Pay-for-Performance Incentive Plan, instead of being based on the attainment of certain previously agreed to performance objectives relating to pre-tax operating income targets.

2.             The timing of payment of any cash severance amounts due, prior to a change in control of the Company, have changed.  First an amount equal to two times the dollar limit in effect under section 401(a)(17) of the Code (currently $230,000) for the year in which Mr. Gasser’s termination occurs will be paid in installments over the 12-month period following his date of termination.  Second, an amount equal to Mr. Gasser’s base salary, at the rate in effect on his date of termination, and his average annual bonus, paid or payable to Mr. Gasser with respect to the three calendar years preceding the calendar year of his termination, reduced by the amount in the prior sentence, will be paid in lump sum within thirty (30) days following his date of termination.

3.             Under the 2006 Agreement, if Mr. Gasser’s employment with the Company is terminated by the Company without cause, if he terminates employment for good reason, or if the Company elects not to renew the 2006 Agreement, in each case, prior to a change in control of the Company, all outstanding equity awards held by Mr. Gasser that are not vested as of his date of termination continue to vest as if he had remained employed by the Company through the first anniversary of his date of termination and any performance objectives are deemed satisfied as of his termination date.  The 2008 Agreement modifies the foregoing provision to provide that only performance objectives for outstanding equity awards granted, and performance periods that began, before January 2, 2009 will be deemed satisfied as of his termination date.

4.             Certain enhanced severance benefits to Mr. Gasser on or after a change in control of the Company are provided that are substantially consistent with the change in control severance benefits payable to other senior executives of the Company.  Specifically, the 2008 Agreement provides that if Mr. Gasser’s employment is terminated by the Company without cause (and not due to his death or permanent disability), by Mr. Gasser for good reason, or the Company elects not to renew the 2008 Agreement, in each case, on or within eighteen (18) months after a change in control of the Company, Mr. Gasser will be entitled to the following severance payments and benefits:  (i) an amount equal to Mr. Gasser’s base salary payable through his termination date in accordance with the Company’s standard payroll practices and a pro-rated portion of the bonus compensation Mr. Gasser would have actually earned for the calendar year in which his date of termination occurs (to be paid as and when bonuses are payable to other executives for that year); and (ii) an amount (to be paid in a lump sum within ten (10) days following the date of termination) equal to two times the sum of (A) his annual base salary prior to his date of termination or the date of change in control (whichever is higher) and (B) the average annual bonus paid or payable to Mr. Gasser with respect to the three calendar years preceding the calendar year of his termination (for purposes of the foregoing calculation only, Mr. Gasser’s bonus with respect to the 2006 calendar year will be deemed to be $1,575,000).  Mr. Gasser will also receive continued health, dental, and vision insurance coverage and a monthly cash payment equal to the premium cost that the Company would have paid to maintain disability and life insurance coverage until the earlier of the end of the two-year period following Mr. Gasser’s date of termination or the date on which Mr. Gasser is eligible to receive substantially comparable benefits through subsequent employment.  Mr. Gasser is also entitled to the benefits set forth in this paragraph if his employment is terminated by the Company (other than for cause) within six months prior to the date of a change in control and such termination arose in connection with the change in control.  The definition of “good reason” under the 2008 Agreement applicable to Mr. Gasser’s termination of employment on or within eighteen (18) months following a change in control of the Company has been modified to be substantially consistent with the definition of “good reason” in place under the change in control agreements for other senior executives of the Company.

The primary differences between the severance payments and benefits Mr. Gasser was entitled to receive under the 2006 Agreement and the severance payments and benefits Mr. Gasser is entitled to receive under the 2008 Agreement, in each case, after a change in control of the Company, are as follows: (1) in exchange for receiving two times (instead of one times under the 2006 Agreement) the sum of (A) his annual base salary and (B) the average annual bonus paid, Mr. Gasser is no longer entitled to receive any severance benefits following a change in control in the event he terminates his employment for any reason or no reason in the seventh month following a change in control of the Company; (2) Mr. Gasser is entitled to receive a monthly cash payment to cover the cost for Mr. Gasser to maintain disability and life insurance coverage; (3) the 2008 Agreement does not provide for accelerated vesting of Mr. Gasser’s outstanding equity awards, although Mr. Gasser remains entitled to accelerated vesting of his outstanding equity awards under the terms of his currently outstanding equity award agreements; and (4) Mr. Gasser is only entitled to severance benefits under the 2008 Agreement after a change in control of the Company if his employment is terminated within eighteen (18) months of the change of control.

If it is necessary to postpone payment of the severance benefits to avoid an accelerated or additional tax under section 409A of the Code, then payment of the severance benefits will be postponed until the first payroll date that occurs after the date that is six months following Mr. Gasser’s termination of employment and will be paid in lump sum on such date.

A copy of the 2008 Agreement is attached as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01— Financial Statements and Exhibits.

(d)                  Exhibits

Exhibit Number	Description
10.1

Amended and Restated Employment Agreement, dated August 6, 2008, between Investment Technology Group, Inc. and Robert C. Gasser (incorporated by reference as Exhibit 10.2 to Form 10-Q dated August 7, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

Dated: August 8, 2008	By:	/s/ P. Mats Goebels
P. Mats Goebels
Managing Director, General Counsel, and
Duly Authorized Signatory of Registrant

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1

Amended and Restated Employment Agreement, dated August 6, 2008, between Investment Technology Group, Inc. and Robert C. Gasser (incorporated by reference as Exhibit 10.2 to Form 10-Q dated August 7, 2008)